Exhibit 5(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT A

                            BT INVESTMENT PORTFOLIOS
              SCHEDULE OF FEES UNDER INVESTMENT ADVISORY AGREEMENT

Latin American Equity Portfolio                             1.00%
Small Cap Portfolio                                         0.65%
European Equity Portfolio                                   0.65%
Pacific Basin Equity Portfolio                              0.75%
Asset Management Portfolio II                               0.65%
Asset Management Portfolio III                              0.65%
Liquid Assets Portfolio                                     0.15%
Global High Yield Securities Portfolio                      0.80%
International Bond Portfolio                                0.65%
BT PreservationPlus Portfolio                               0.35%